UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

STREAM GLOBAL SERVICES, INC.

(Exact name of registrant as Specified in its Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3285 Northwood Circle, Eagan Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 288-2979

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                     Regulation FD Disclosure

In connection with meetings with potential investors, Stream Global Services, Inc. (“Stream”) will be disclosing the following information related to its recently announced acquisition of all of the outstanding share capital of LBM Holdings Limited (“LBM”), which closed on February 25, 2013 (the “Acquisition”):

•                  Pro forma for the Acquisition, Stream has 13 service centers in North America, 25 service centers in the EMEA region, 12 service centers in the Asia Pacific region, and 6 service centers in Latin and Central America, as of December 31, 2012;

•                  LBM’s revenue grew from GBP45.6 million in the year ended May 31, 2010 to GBP58.6 million in the 12 months ended November 30, 2012, a CAGR of 10.6%. Over the same time period, LBM’s EBITDA grew from GBP4.1 million to GBP6.3 million, a CAGR of 18.7%; and

•                  Stream believes that key benefits of the Acquisition include:

•                  Complementary business lines: Services offered by LBM, which are approximately 80% out-bound contacts, focus primarily on customer acquisition, customer retention and client product/service cross selling. Stream expects LBM’s commercial and unique technical expertise in these areas to strengthen its product offering in these services, both in the UK and in other geographies. Stream will seek to apply LBM’s knowledge and expertise to Stream’s existing client-base across other geographies in order to provide unique outbound sales services.

•                  Expansion in the European market with additional clients: LBM offers additional scale and footprint for the combined company in the UK and Western Europe, allowing Stream to serve current clients more efficiently and cost effectively. Additionally, the Acquisition will provide an expansion and diversification of Stream’s existing Fortune 1000 client base to include some of the leading telecommunication and utility companies in Europe.

•                  New industry segments: The Acquisition will provide the opportunity to extend Stream’s offerings into new industry segments, including the utility sector. In addition, Stream believes the Acquisition will expand its market share in the telecommunication and financial services sectors and provide opportunities to cross-sell services to existing clients. Approximately 75% of LBM’s current revenue is generated from telecommunication clients, and 13% is generated by utility clients.

•                  Cost and operating synergies: The Acquisition creates an opportunity to realize significant cost and operating synergies given the overlapping nature of the two businesses. Stream has identified synergies primarily from reductions in headcount, SG&A and additional utilization of its current site capacity. Moreover, Stream has identified additional synergies from the implementation of its existing technologies, processes and workforce management, as well as selling opportunities of services to the existing client base of both companies which could result in additional future revenue-based benefits.

Figures for LBM are presented in accordance with accounting principles generally accepted in the United Kingdom and do not reflect accounting principles generally accepted in the United States (“GAAP”) or include purchase accounting applied by Stream. As such, the figures presented by LBM do not necessarily reflect the results that will be reported by Stream in its consolidated statements of earnings. In addition, this report is not intended to fulfill Stream’s requirements to file with the U.S. Securities and Exchange Commission (“SEC”) the financial statements of businesses acquired under Article 3-05 of Regulation S-X or pro forma financial statements required by Article 11 of Regulation S-X. Stream intends to file the pre-acquisition audited financial statements required by Article 3-05 of Regulation S-X and the pro forma financial statements required by Article 11 of Regulation S-X at a later date.

The information included in this report is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Such information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item also shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

About Stream Global Services:

Stream is a global business process outsourcing (“BPO”) service provider specializing in customer relationship management, including sales, customer care and technical support primarily for Fortune 1000 companies. Stream’s clients include multinational computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce with the ability to support 35 languages across approximately 51 service centers in 22 countries. Stream continues to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients.  To learn more about Stream and its complete service offering, please visit www.stream.com.

About LBM:

LBM is a United Kingdom-based BPO provider servicing large, multinational companies primarily in the UK marketplace. LBM provides a range of out-bound revenue generation services and capabilities for utilities, telecommunications and financial services companies in Europe.  LBM has approximately 2,500 employees across 6 locations in England and Northern Ireland.

Non-GAAP Financial Information

This report contains a non-GAAP financial measure, namely EBITDA of LBM. LBM’s EBITDA is defined as loss on ordinary activities before interest expense, provision for income taxes, depreciation and amortization. This non-GAAP financial measure, which is used as a measure of performance, should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to compare operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from internal financial statements for purposes of internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect the ongoing business of Stream and its acquired companies in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating the current operating performance and future prospects of Stream and its acquired companies in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the current financial results of Stream and its acquired companies with past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream.

EBITDA Reconciliation

	Fiscal Year Ended May 31,			Six Months Ended November 30,		Last 12 Months Ended November
	2010	2011	2012	2011	2012	30, 2012
	(£ in thousands)
Loss on ordinary activities	£(5,006)	£(2,648)	£(555)	£(859)	£(682)	£(381)
Interest expense	5,507	5,557	3,186	2,587	2,544	3,145
Taxes	747	(12)	788	458	500	830
Depreciation	1,291	1,095	998	505	651	1,144
Amortization	1,537	1,537	1,537	769	769	1,537
EBITDA	£4,076	£5,529	£5,954	£3,460	£3,782	£6,275

The financial data for the 12 months ended November 30, 2012 have been derived by taking financial data from LBM’s financial statements for the year ended May 31, 2012, adding financial data from LBM’s management information for the first six months ended November 30, 2012 and subtracting financial data from LBM’s management information for the first six months ended November 30, 2011.

Safe Harbor

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements concerning expectations regarding future operating performance and economic and market conditions. The forward looking statements made are neither promises nor guarantees, and are subject to risk and uncertainties that could cause our actual results to differ materially from those anticipated or indicated, including, without limitation, risks and uncertainties relating to our current operation in, as well as entry into, new markets; changes in general economic and business conditions; fluctuations in sales volume, timing and sales cycles; our ability to realize the anticipated benefits of the LBM acquisition; future acquisitions, joint ventures or other strategic investments; delays or interruptions of service as a result of power loss, fire, natural disasters, security breaches, civil unrest or political upheaval, and other similar events; our ability to attract and retain qualified employees in light of competition for agents; our ability to obtain necessary financing in the future; our ability to make payments required under our outstanding indebtedness; fluctuations in foreign currency rates; intense competition in the marketplace from competitors; difficulties or delays in obtaining new clients or sales from existing clients; and litigation plus other risks detailed in Stream’s filings with the SEC, including those discussed in the Stream’s Annual Report on Form 10-K for the year ended December 31, 2012.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this current report, even if its estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stream Global Services, Inc.

Dated: March 6, 2013	By:	/s/ Michael Henricks
Michael Henricks
Chief Financial Officer